Provident Financial Services, Inc. Announces Record First Quarter Earnings and Declares Quarterly Cash Dividend

ISELIN, NJ, April 27, 2018 - Provident Financial Services, Inc. (NYSE:PFS) (the “Company”) reported net income of $27.9 million, or $0.43 per basic and diluted share, for the three months ended March 31, 2018, compared to net income of $23.5 million, or $0.37 per basic and diluted share, for the three months ended March 31, 2017.
The increase in the Company’s earnings for the quarter ended March 31, 2018 was driven by period-over-period growth in average loans outstanding, growth in both average non-interest bearing and interest bearing core deposits and an expansion of the net interest margin, combined with a decrease in income tax expense resulting from the enactment of the Tax Cuts and Jobs Act (the "Tax Act"). The improvement in earnings was tempered by an increase in the provision for loan losses.
Christopher Martin, Chairman, President and Chief Executive Officer commented: “Following record originations in the trailing quarter, our average loans outstanding grew by 9.4%, annualized during the first quarter. Although we experienced a net decrease in loans at period end, overall first quarter originations were 22% better than the prior year’s first quarter, and the pipeline improved as to both rate and volume.” Martin continued: “Our net interest margin expanded 5 basis points from the previous quarter which resulted in record quarterly revenue, efficiency and earnings. While we saw some deterioration in selected loans, overall credit metrics remained favorable.”
Declaration of Quarterly Dividend
The Company’s Board of Directors declared a quarterly cash dividend of $0.20 per common share payable on May 31, 2018, to stockholders of record as of the close of business on May 15, 2018.
Balance Sheet Summary
Total assets at March 31, 2018 totaled $9.73 billion, a $111.0 million decrease from December 31, 2017. The decline in total assets was primarily due to a $57.3 million decrease in cash and cash equivalents, a $34.6 million decrease in total loans, a $15.1 million decrease in total investments and a $1.5 million decrease in premises and equipment.
While average loans outstanding for the first quarter of 2018 increased $168.4 million, the Company’s loan portfolio at March 31, 2018 decreased $34.6 million, or 0.47%, to $7.29 billion, from $7.33 billion at December 31, 2017. For the three months ended March 31, 2018, loan originations, including advances on lines of credit, totaled $873.3 million, compared with $724.5 million for the same period in 2017. During the three months ended March 31, 2018, the loan portfolio had net decreases of $24.6 million in construction loans, $16.4 million in commercial loans, $14.6 million in residential mortgage loans and $13.2 million in consumer loans, partially offset by net increases of $19.9 million in multi-family mortgage loans and $14.0 million in commercial mortgage loans. Commercial real estate, commercial and construction loans represented 78.2% of the loan portfolio at March 31, 2018, compared to 77.9% at December 31, 2017.
At March 31, 2018, the Company’s unfunded loan commitments totaled $1.56 billion, including commitments of $693.1 million in commercial loans, $366.3 million in construction loans and $233.5 million in commercial mortgage loans. Unfunded loan commitments at December 31, 2017 and March 31, 2017 were $1.98 billion and $1.91 billion, respectively.
The loan pipeline, consisting of work-in-process and loans approved pending closing, totaled $1.33 billion at March 31, 2018, compared to $1.12 billion and $1.33 billion at December 31, 2017 and March 31, 2017, respectively.
Total investments decreased $15.1 million, or 0.95%, to $1.58 billion at March 31, 2018, from $1.60 billion at December 31, 2017, largely due to principal repayments on mortgage-backed securities, maturities and calls of certain municipal and agency bonds and an increase in unrealized losses on securities available for sale, partially offset by purchases of mortgage-backed and municipal securities.

Total deposits increased $42.4 million, or 0.63%, during the three months ended March 31, 2018, to $6.76 billion from $6.71 billion at December 31, 2017. Total time deposits increased $30.5 million to $665.3 million at March 31, 2018, from $634.8 million at December 31, 2017, while total core deposits, which consist of savings and demand deposit accounts, increased $12.0 million to $6.09 billion at March 31, 2018, from $6.08 billion at December 31, 2017. The increase in time deposits was primarily the result of a 13 month certificate of deposit promotional campaign which provided the Company a lower-cost funding alternative to wholesale borrowings. The increase in core deposits was largely attributable to an $18.0 million increase in money market deposits and a $17.4 million increase in savings deposits, partially offset by a $12.4 million decrease in non-interest bearing demand deposits and an $11.1 million decrease in interest bearing demand deposits. Core deposits represented 90.2% of total deposits at March 31, 2018, compared to 90.5% at December 31, 2017.
Borrowed funds decreased $152.4 million, or 8.7%, during the three months ended March 31, 2018, to $1.59 billion. The decrease in borrowings for the period was a function of wholesale funding being partially replaced by net inflows of deposits and lower asset funding requirements. Borrowed funds represented 16.3% of total assets at March 31, 2018, a decrease from 17.7% at December 31, 2017.
Stockholders’ equity increased $6.2 million, or 0.48%, for the three months ended March 31, 2018, to $1.30 billion, primarily due to net income earned for the period, partially offset by dividends paid to stockholders and an increase in unrealized losses on securities available for sale. Common stock repurchases made in connection with withholding to cover income taxes on the vesting of stock-based compensation for the three months ended March 31, 2018 totaled 68,627 shares at an average cost of $26.12. At March 31, 2018, 3.1 million shares remained eligible for repurchase under the current stock repurchase authorization. Book value per share and tangible book value per share(1) at March 31, 2018 were $19.55 and $13.27, respectively, compared with $19.52 and $13.20, respectively, at December 31, 2017.
Results of Operations
Net Interest Income and Net Interest Margin
For the three months ended March 31, 2018, net interest income increased $6.2 million to $73.3 million, from $67.0 million for the same period in 2017. The improvement in net interest income was due to growth in average loans outstanding resulting from organic originations and period-over-period expansion of the net interest margin. The improvement in the net interest margin was a function of an increase in the yield on earning assets, which outpaced the rise in the Company's cost of funds. Also contributing to the improvement, the growth in average core deposits mitigated the Company's need to utilize higher-cost sources to fund average loans outstanding.
The Company’s net interest margin increased 19 basis points to 3.30% for the quarter ended March 31, 2018, from 3.11% for the quarter ended March 31, 2017. The weighted average yield on interest-earning assets increased 26 basis points to 3.89% for the quarter ended March 31, 2018, compared to 3.63% for the quarter ended March 31, 2017. The weighted average cost of interest-bearing liabilities for the quarter ended March 31, 2018 increased 11 basis points to 0.76%, compared to 0.65% for the quarter ended March 31, 2017. The average cost of interest bearing deposits for the quarter ended March 31, 2018 increased 12 basis points to 0.47%, from 0.35% for the quarter ended March 31, 2017. Average non-interest bearing demand deposits increased $91.2 million to $1.42 billion for the quarter ended March 31, 2018, compared to $1.33 billion for the quarter ended March 31, 2017. The average cost of borrowed funds for the quarter ended March 31, 2018 was 1.70%, compared to 1.63% for the quarter ended March 31, 2017.
The Company’s net interest margin increased five basis points to 3.30% for the quarter ended March 31, 2018, from 3.25% for the trailing quarter. The weighted average yield on interest-earning assets increased 11 basis points to 3.89% for the quarter ended March 31, 2018, compared to 3.78% for the quarter ended December 31, 2017. The weighted average cost of interest-bearing liabilities for the quarter ended March 31, 2018 increased eight basis points to 0.76%, compared to 0.68% for the trailing quarter. The average cost of interest bearing deposits for the quarter ended March 31, 2018 increased seven basis points to 0.47%, from 0.40% for the quarter ended December 31, 2017. The average cost of borrowed funds for the quarter ended March 31, 2018 was 1.70%, compared to 1.63% for the trailing quarter.

Non-Interest Income
For the three months ended March 31, 2018, non-interest income totaled $13.3 million, an increase of $842,000, or 6.8%, compared to the same period in 2017. Fee income increased $634,000 for the three months ended March 31, 2018, compared to the same period in 2017, primarily due to a $344,000 increase in commercial loan prepayment fee income, a $102,000 increase in deposit related fee income and a $50,000 increase in debit card revenue, partially offset by a $45,000 decrease in merchant fee income. Wealth management income increased $187,000 to $4.4 million for the three months ended March 31, 2018, resulting from growth in assets under management, higher incremental fees on new asset management relationships and increased revenue from mutual fund offerings. Other income increased $145,000 to $1.0 million for the three months ended March 31, 2018, compared to $858,000 for the same period in 2017, principally due to a $322,000 increase in net gains on loan sales, partially offset by a $111,000 decrease in net gains recognized on the sale of foreclosed real estate. These increases in non-interest income were partially offset by a $125,000 decrease in income from Bank-owned life insurance, largely due to a decline in equity valuations and lower policy crediting rates.
Non-Interest Expense
For the three months ended March 31, 2018, non-interest expense totaled $46.9 million, an increase of $786,000, or 1.7%, compared to the three months ended March 31, 2017. Compensation and benefits expense increased $1.0 million to $27.9 million for the three months ended March 31, 2018, compared to $26.8 million for the same period in 2017. This increase was primarily due to additional salary expense related to annual merit increases and an increase in stock-based compensation, partially offset by a decrease in retirement benefit costs. Data processing expense increased $149,000 to $3.6 million for the three months ended March 31, 2018, compared to $3.5 million for the same period in 2017, principally due to increases in software maintenance expense and statement rendering costs, partially offset by lower telecommunication expense. Additionally, advertising and promotion expenses increased $110,000 to $967,000 for the three months ended March 31, 2018, compared to the same period in 2017, largely due to the timing of the Company's advertising campaigns. Partially offsetting these increases in non-interest expense, net occupancy costs decreased $210,000, to $6.7 million for the three months ended March 31, 2018, compared to the same period in 2017, largely due to decreases in depreciation expense, real estate taxes and maintenance expense, partially offset by an increase in rent expense. A portion of these variances are associated with the Company's sale and leaseback of certain facilities in December 2017. Amortization of intangibles decreased $182,000 for the three months ended March 31, 2018, compared with the same period in 2017, as a result of scheduled reductions in amortization.
The Company’s annualized non-interest expense as a percentage of average assets(1) was 1.95% for the quarter ended March 31, 2018, compared to 1.97% for the same period in 2017. The efficiency ratio (non-interest expense divided by the sum of net interest income and non-interest income)(1) was 54.18% for the quarter ended March 31, 2018, compared to 58.02% for the same period in 2017.
Asset Quality
The Company’s total non-performing loans at March 31, 2018 were $45.9 million, or 0.63% of total loans, compared to $34.9 million, or 0.48% of total loans at December 31, 2017, and $40.5 million, or 0.58% of total loans at March 31, 2017. The $11.0 million increase in non-performing loans at March 31, 2018, compared to the trailing quarter, was due to a $14.1 million increase in non-performing commercial loans and a $238,000 increase in non-performing residential loans, partially offset by a $2.8 million decrease in non-performing commercial mortgage loans and a $520,000 decrease in non-performing consumer loans. At March 31, 2018, impaired loans totaled $68.3 million with related specific reserves of $4.5 million, compared with impaired loans totaling $52.0 million with related specific reserves of $2.7 million at December 31, 2017. At March 31, 2017, impaired loans totaled $53.5 million with related specific reserves of $3.0 million.
At March 31, 2018, the Company’s allowance for loan losses was 0.86% of total loans, an increase from 0.82% at December 31, 2017 and a decrease from 0.89% of total loans at March 31, 2017. The increase in this loan coverage ratio from December 31, 2017 was primarily the result of an increase in non-performing commercial loans. The Company recorded a provision for loan losses of $5.4 million for the three months ended March 31, 2018, compared with a provision of $1.5 million for the three months ended March 31, 2017. For the three months ended March 31, 2018, the Company had net charge-offs of $3.1 million, compared to net charge-offs of $1.2 million for the same period in 2017. The allowance for loan losses increased $2.3 million to $62.5 million at March 31, 2018 from $60.2 million at December 31, 2017. The increase in the provision for loan losses and loan charge-offs for the first quarter of 2018 was primarily due to deterioration in selected commercial credits, including a $15.4 million credit to a commercial borrower that on March 27, 2018 filed a Chapter 7 petition in bankruptcy for a liquidation of assets. A specific reserve of $2.5 million was established for this impaired loan, which is subject to ongoing review. As a result, additional reserves may be required.
At March 31, 2018 and December 31, 2017, the Company held $7.3 million and $6.9 million of foreclosed assets, respectively. During the three months ended March 31, 2018, there were three additions to foreclosed assets with a carrying value of $673,000, and three properties sold with a carrying value of $285,000. Foreclosed assets at March 31, 2018 consisted of $3.8 million of commercial real estate and $3.5 million of residential real estate. Total non-performing assets at March 31, 2018 increased $11.4 million to $53.2 million, or 0.55% of total assets, from $41.8 million, or 0.42% of total assets at December 31, 2017.
Income Tax Expense
For the three months ended March 31, 2018, the Company’s income tax expense was $6.4 million compared with $8.4 million for the three months ended March 31, 2017. The Company’s effective tax rates was 18.6% for the three months ended March 31, 2018, compared to 26.3% for the three months ended March 31, 2017. The decrease in tax expense and the effective tax rate were both favorably impacted by the enactment of the Tax Act on December 22, 2017, partially offset by an increase in pre-tax income derived from taxable sources.
About the Company
Provident Financial Services, Inc. is the holding company for Provident Bank, a community-oriented bank offering "commitment you can count on" since 1839. Provident Bank provides a comprehensive array of financial products and services through its network of branches throughout northern and central New Jersey, as well as Bucks, Lehigh and Northampton counties in Pennsylvania. The Bank also provides fiduciary and wealth management services through its wholly owned subsidiary, Beacon Trust Company.
Post Earnings Conference Call
Representatives of the Company will hold a conference call for investors on Friday, April 27, 2018 at 10:00 a.m. Eastern Time to discuss highlights of the Company’s financial results for the quarter ended March 31, 2018. The call may be accessed by dialing 1-888-336-7149 (Domestic), 1-412-902-4175 (International) or 1-855-669-9657 (Canada). Internet access to the call is also available (listen only) at provident.bank by going to Investor Relations and clicking on "Webcast."
Forward Looking Statements
Certain statements contained herein are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements may be identified by reference to a future period or periods, or by the use of forward-looking terminology, such as “may,” “will,” “believe,” “expect,” “estimate,” "project," "intend," “anticipate,” “continue,” or similar terms or variations on those terms, or the negative of those terms. Forward-looking statements are subject to numerous risks and uncertainties, including, but not limited to, those set forth in Item 1A of the Company's Annual Report on Form 10-K, as supplemented by its Quarterly Reports on Form 10-Q, and those related to the economic environment, particularly in the market areas in which the Company operates, competitive products and pricing, fiscal and monetary policies of the U.S. Government, changes in accounting policies and practices that may be adopted by the regulatory agencies and the accounting standards setters, changes in government regulations affecting financial institutions, including regulatory fees and capital requirements, changes in prevailing interest rates, acquisitions and the integration of acquired businesses, credit risk management, asset-liability management, the financial and securities markets and the availability of and costs associated with sources of liquidity.
The Company cautions readers not to place undue reliance on any such forward-looking statements which speak only as of the date made. The Company advises readers that the factors listed above could affect the Company's financial performance and could cause the Company's actual results for future periods to differ materially from any opinions or statements expressed with respect to future periods in any current statements. The Company does not have any obligation to update any forward-looking statements to reflect events or circumstances after the date of this statement.
Footnotes
(1) Tangible book value per share, annualized return on average tangible equity, annualized non-interest expense as a percentage of average assets and the efficiency ratio are non-GAAP financial measures. Please refer to the Notes following the Consolidated Financial Highlights which contain the reconciliation of GAAP to non-GAAP financial measures and the associated calculations.

PROVIDENT FINANCIAL SERVICES, INC. AND SUBSIDIARY
Consolidated Statements of Financial Condition
March 31, 2018 (Unaudited) and December 31, 2017
(Dollars in Thousands)

Assets	March 31, 2018	December 31, 2017

Cash and due from banks	$82,445	$139,557
Short-term investments	51,069	51,277
Total cash and cash equivalents	133,514	190,834

Available for sale debt securities, at fair value	1,039,304	1,037,154
Held to maturity debt securities (fair value of $465,787 at March 31, 2018 (unaudited) and $485,039 at December 31, 2017)	466,945	477,652
Equity securities, at fair value	655	658
Federal Home Loan Bank Stock	74,597	81,184
Loans	7,291,138	7,325,718
Less allowance for loan losses	62,521	60,195
Net loans	7,228,617	7,265,523
Foreclosed assets, net	7,252	6,864
Banking premises and equipment, net	61,659	63,185
Accrued interest receivable	28,722	29,646
Intangible assets	419,721	420,290
Bank-owned life insurance	190,789	189,525
Other assets	82,467	82,759
Total assets	$9,734,242	$9,845,274

Liabilities and Stockholders' Equity

Deposits:
Demand deposits	$4,990,874	$4,996,345
Savings deposits	1,100,435	1,083,012
Certificates of deposit of $100,000 or more	340,041	316,074
Other time deposits	325,233	318,735
Total deposits	6,756,583	6,714,166
Mortgage escrow deposits	26,994	25,933
Borrowed funds	1,590,088	1,742,514
Other liabilities	55,691	64,000
Total liabilities	8,429,356	8,546,613

Stockholders' equity:
Preferred stock, $0.01 par value, 50,000,000 shares authorized, none issued	—	—
Common stock, $0.01 par value, 200,000,000 shares authorized, 83,209,293 shares issued and 66,729,095 shares outstanding at March 31, 2018 and 66,535,017 outstanding at December 31, 2017	832	832
Additional paid-in capital	1,014,468	1,012,908
Retained earnings	600,591	586,132
Accumulated other comprehensive loss	(16,696)	(7,465)
Treasury stock	(261,175)	(259,907)
Unallocated common stock held by the Employee Stock Ownership Plan	(33,134)	(33,839)
Common Stock acquired by the Directors' Deferred Fee Plan	(5,008)	(5,175)
Deferred Compensation - Directors' Deferred Fee Plan	5,008	5,175
Total stockholders' equity	1,304,886	1,298,661
Total liabilities and stockholders' equity	$9,734,242	$9,845,274

PROVIDENT FINANCIAL SERVICES, INC. AND SUBSIDIARY
Consolidated Statements of Income
Three Months Ended March 31, 2018 and 2017 (Unaudited)
(Dollars in Thousands, except per share data)

	Three Months Ended
	March 31,
	2018	2017
Interest income:
Real estate secured loans	$51,510	$46,011
Commercial loans	19,126	16,820
Consumer loans	4,905	5,014
Available for sale debt securities, equity securities and Federal Home Loan Bank stock	7,251	6,563
Held to maturity debt securities	3,144	3,248
Deposits, federal funds sold and other short-term investments	395	257
Total interest income	86,331	77,913

Interest expense:
Deposits	6,235	4,452
Borrowed funds	6,819	6,426
Total interest expense	13,054	10,878
Net interest income	73,277	67,035
Provision for loan losses	5,400	1,500
Net interest income after provision for loan losses	67,877	65,535

Non-interest income:
Fees	6,639	6,005
Wealth management income	4,400	4,213
Bank-owned life insurance	1,264	1,389
Net gain on securities transactions	1	—
Other income	1,003	858
Total non-interest income	13,307	12,465

Non-interest expense:
Compensation and employee benefits	27,869	26,848
Net occupancy expense	6,745	6,955
Data processing expense	3,606	3,457
FDIC Insurance	1,053	1,099
Amortization of intangibles	570	752
Advertising and promotion expense	967	857
Other operating expenses	6,100	6,156
Total non-interest expense	46,910	46,124
Income before income tax expense	34,274	31,876
Income tax expense	6,361	8,368
Net income	$27,913	$23,508

Basic earnings per share	$0.43	$0.37
Average basic shares outstanding	64,768,977	64,167,376

Diluted earnings per share	$0.43	$0.37
Average diluted shares outstanding	64,949,442	64,369,605

PROVIDENT FINANCIAL SERVICES, INC. AND SUBSIDIARY
Consolidated Financial Highlights
(Dollars in Thousands, except share data) (Unaudited)

	At or for the
	Three months ended March 31,
	2018	2017
STATEMENTS OF INCOME:
Net interest income	$73,277	$67,035
Provision for loan losses	5,400	1,500
Non-interest income	13,307	12,465
Non-interest expense	46,910	46,124
Income before income tax expense	34,274	31,876
Net income	27,913	23,508
Diluted earnings per share	$0.43	$0.37
Interest rate spread	3.13%	2.98%
Net interest margin	3.30%	3.11%

PROFITABILITY:
Annualized return on average assets	1.16%	1.00%
Annualized return on average equity	8.65%	7.54%
Annualized return on average tangible equity (1)	12.73%	11.33%
Annualized non-interest expense to average assets (1)	1.95%	1.97%
Efficiency ratio (1)	54.18%	58.02%

ASSET QUALITY:
Non-accrual loans	$45,938	$40,493
90+ and still accruing	—	—
Non-performing loans	45,938	40,493
Foreclosed assets	7,252	7,684
Non-performing assets	53,190	48,177
Non-performing loans to total loans	0.63%	0.58%
Non-performing assets to total assets	0.55%	0.51%
Allowance for loan losses	$62,521	$62,155
Allowance for loan losses to total non-performing loans	136.10%	153.50%
Allowance for loan losses to total loans	0.86%	0.89%

AVERAGE BALANCE SHEET DATA:
Assets	$9,763,813	$9,487,436
Loans, net	7,243,724	6,920,181
Earning assets	8,895,306	8,597,518
Core deposits	6,115,793	5,887,054
Borrowings	1,628,684	1,601,601
Interest-bearing liabilities	6,957,785	6,826,615
Stockholders' equity	1,309,310	1,264,483
Average yield on interest-earning assets	3.89%	3.63%
Average cost of interest-bearing liabilities	0.76%	0.65%

LOAN DATA:
Mortgage loans:
Residential	$1,128,308	$1,198,601
Commercial	2,185,217	1,966,203
Multi-family	1,423,955	1,399,130
Construction	368,025	273,366
Total mortgage loans	5,105,505	4,837,300
Commercial loans	1,728,906	1,660,733
Consumer loans	460,740	502,363
Total gross loans	7,295,151	7,000,396
Premium on purchased loans	3,848	4,771
Unearned discounts	(35)	(38)
Net deferred	(7,826)	(7,060)
Total loans	$7,291,138	$6,998,069

(1) Refer to Notes - Reconciliation of GAAP to Non-GAAP Measures

Notes and Reconciliation of GAAP to Non-GAAP Financial Measures - (Dollars in Thousands, except share data)

(1) Book and Tangible Book Value per Share
	At March 31,		At December 31,
	2018	2017	2017
Total stockholders' equity	$1,304,886	$1,267,092	$1,298,661
Less: total intangible assets	419,721	422,189	420,290
Total tangible stockholders' equity	$885,165	$844,903	$878,371

Shares outstanding	66,729,095	66,354,391	66,535,017

Book value per share (total stockholders' equity/shares outstanding)	$19.55	$19.10	$19.52
Tangible book value per share (total tangible stockholders' equity/shares outstanding)	$13.27	$12.73	$13.20

(2) Annualized Return on Average Tangible Equity
	Three Months Ended
	March 31,
	2018	2017
Total average stockholders' equity	$1,309,310	$1,264,483
Less: total average intangible assets	420,086	422,671
Total average tangible stockholders' equity	$889,224	$841,812

Net income	$27,913	$23,508

Annualized return on average tangible equity (net income/total average stockholders' equity)	12.73%	11.33%

(3) Annualized Non-Interest Expense to Average Assets
	Three Months Ended
	March 31,
	2018	2017
Total annualized non-interest expense	$190,246	$187,058
Average assets	9,763,813	9,487,436

Annualized non-interest expense/average assets	1.95%	1.97%

(4) Efficiency Ratio
	Three Months Ended
	March 31,
	2018	2017
Net interest income	$73,277	$67,035
Non-interest income	13,307	12,465
Total income	$86,584	$79,500

Non-interest expense	$46,910	$46,124
Efficiency ratio (non-interest expense/total income)	54.18%	58.02%

PROVIDENT FINANCIAL SERVICES, INC. AND SUBSIDIARY
Net Interest Margin Analysis
Quarterly Average Balances
(Unaudited) (Dollars in Thousands)

	March 31, 2018			December 31, 2017
	Average		Average	Average		Average
	Balance	Interest	Yield/Cost	Balance	Interest	Yield/Cost
Interest-Earning Assets:
Deposits	$16,696	$63	1.53%	$24,142	$73	1.20%
Federal funds sold and other short-term investments	51,032	332	2.64%	51,186	299	2.32%
Held to maturity debt securities (1)	469,774	3,144	2.68%	480,518	3,215	2.68%
Available for sale debt securities	1,036,236	6,071	2.35%	1,035,703	5,698	2.20%
Equity securities, at fair value	658	5	3.31%	638	5	3.21%
Federal Home Loan Bank stock	77,186	1,175	6.17%	71,622	1,091	6.04%
Net loans: (2)
Total mortgage loans	5,096,047	51,510	4.04%	4,918,552	49,184	3.95%
Total commercial loans	1,680,143	19,126	4.57%	1,679,544	19,023	4.45%
Total consumer loans	467,534	4,905	4.26%	477,277	5,008	4.16%
Total net loans	7,243,724	75,541	4.18%	7,075,373	73,215	4.08%
Total Interest-Earning Assets	$8,895,306	$86,331	3.89%	$8,739,182	$83,596	3.78%

Non-Interest Earning Assets:
Cash and due from banks	90,710			96,062
Other assets	777,797			782,933
Total Assets	$9,763,813			$9,618,177

Interest-Bearing Liabilities:
Demand deposits	$3,609,361	$4,204	0.47%	$3,542,341	$3,481	0.39%
Savings deposits	1,088,783	493	0.18%	1,083,179	508	0.19%
Time deposits	630,957	1,538	0.99%	622,463	1,359	0.87%
Total Deposits	5,329,101	6,235	0.47%	5,247,983	5,348	0.40%

Borrowed funds	1,628,684	6,819	1.70%	1,545,665	6,348	1.63%
Total Interest-Bearing Liabilities	6,957,785	13,054	0.76%	6,793,648	11,696	0.68%

Non-Interest Bearing Liabilities:
Non-interest bearing deposits	1,417,649			1,446,185
Other non-interest bearing liabilities	79,069			68,151
Total non-interest bearing liabilities	1,496,718			1,514,336
Total Liabilities	8,454,503			8,307,984
Stockholders' equity	1,309,310			1,310,193
Total Liabilities and Stockholders' Equity	$9,763,813			$9,618,177

Net interest income		$73,277			$71,900

Net interest rate spread			3.13%			3.10%
Net interest-earning assets	$1,937,521			$1,945,534

Net interest margin (3)			3.30%			3.25%
Ratio of interest-earning assets to
total interest-bearing liabilities	1.28x			1.29x

(1)	Average outstanding balance amounts shown are amortized cost.
(2)	Average outstanding balances are net of the allowance for loan losses, deferred loan fees and expenses, loan premiums and discounts and include non-accrual loans.
(3)	Annualized net interest income divided by average interest-earning assets.

PROVIDENT FINANCIAL SERVICES, INC. AND SUBSIDIARY
Net Interest Margin Analysis
Quarterly Average Balances
(Unaudited) (Dollars in Thousands)

	March 31, 2018			March 31, 2017
	Average		Average	Average		Average
	Balance	Interest	Yield/Cost	Balance	Interest	Yield/Cost
Interest-Earning Assets:
Deposits	$16,696	$63	1.53%	$16,921	$32	0.75%
Federal funds sold and other short term investments	51,032	332	2.64%	51,828	225	1.76%
Held to maturity debt securities (1)	469,774	3,144	2.68%	486,227	3,248	2.67%
Available for sale debt securities	1,036,256	6,071	2.35%	1,046,789	5,559	2.12%
Equity securities, at fair value	638	5	3.31%	563	4	2.88%
Federal Home Loan Bank stock	77,186	1,175	6.17%	75,009	1,000	5.41%
Net loans: (2)
Total mortgage loans	5,096,047	51,510	4.04%	4,812,080	46,011	3.82%
Total commercial loans	1,680,143	19,126	4.57%	1,598,965	16,820	4.23%
Total consumer loans	467,534	4,905	4.26%	509,136	5,014	3.99%
Total net loans	7,243,724	75,541	4.18%	6,920,181	67,845	3.93%
Total Interest-Earning Assets	$8,895,306	$86,331	3.89%	$8,597,518	$77,913	3.63%

Non-Interest Earning Assets:
Cash and due from banks	90,710			92,844
Other assets	777,797			797,074
Total Assets	$9,763,813			$9,487,436

Interest-Bearing Liabilities:
Demand deposits	$3,609,361	$4,204	0.47%	$3,449,935	$2,747	0.32%
Savings deposits	1,088,783	493	0.18%	1,110,624	528	0.19%
Time deposits	630,957	1,538	0.99%	664,455	1,177	0.72%
Total Deposits	5,329,101	6,235	0.47%	5,225,014	4,452	0.35%
Borrowed funds	1,628,684	6,819	1.70%	1,601,601	6,426	1.63%
Total Interest-Bearing Liabilities	$6,957,785	$13,054	0.76%	$6,826,615	$10,878	0.65%

Non-Interest Bearing Liabilities:
Non-interest bearing deposits	1,417,649			1,326,495
Other non-interest bearing liabilities	79,069			69,843
Total non-interest bearing liabilities	1,496,718			1,396,338
Total Liabilities	8,454,503			8,222,953
Stockholders' equity	1,309,310			1,264,483
Total Liabilities and Stockholders' Equity	$9,763,813			$9,487,436

Net interest income		73,277			67,035

Net interest rate spread			3.13%			2.98%
Net interest-earning assets	$1,937,521			$1,770,903

Net interest margin (3)			3.30%			3.11%
Ratio of interest-earning assets to
total interest-bearing liabilities	1.28x			1.26x

(1) Average outstanding balance amounts shown are amortized cost.

(2) Average outstanding balance are net of the allowance for loan losses, deferred loan fees and expenses, loan premium and discounts and include non-accrual loans.

(3) Annualized net interest income divided by average interest-earning assets.

The following table summarizes the quarterly net interest margin for the previous five quarters.

	3/31/18	12/31/17	9/30/17	6/30/17	03/31/17
	1st Qtr.	4th Qtr.	3rd Qtr.	2nd Qtr.	1st Qtr.
Interest-Earning Assets:
Securities	2.62%	2.49%	2.41%	2.40%	2.40%
Net loans	4.18%	4.08%	4.08%	4.02%	3.93%
Total interest-earning assets	3.89%	3.78%	3.75%	3.70%	3.63%

Interest-Bearing Liabilities:
Total deposits	0.47%	0.40%	0.38%	0.36%	0.35%
Total borrowings	1.70%	1.63%	1.71%	1.66%	1.63%
Total interest-bearing liabilities	0.76%	0.68%	0.68%	0.67%	0.65%

Interest rate spread	3.13%	3.10%	3.07%	3.03%	2.98%
Net interest margin	3.30%	3.25%	3.22%	3.17%	3.11%

Ratio of interest-earning assets to interest-bearing liabilities	1.28x	1.29x	1.27x	1.26x	1.26x